UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 5, 2012
(February 28, 2012)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2012, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of PNM Resources, Inc. (the “Company”) recommended that the full Board approve certain compensatory plans and arrangements in which the Company's named executive officers participate. On February 28, 2012, the full Board (or the independent directors, in the case of certain actions relating specifically to the Company's Chairman, President and Chief Executive Officer) approved the Compensation Committee's recommendations. The plans and other actions that were approved at such meetings are described in more detail below.

Approval of 2012 Officer Annual Incentive Plan

The Board approved the Company's 2012 Officer Annual Incentive Plan (the “Annual Incentive Plan”), which provides for a one-year performance period that began on January 1, 2012 and will end on December 31, 2012. Pursuant to the Annual Incentive Plan, the Company's named executive officers are eligible to receive performance cash awards under the Company's Second Amended and Restated Omnibus Performance Equity Plan (the “PEP”) if the Company achieves (i) certain levels of Incentive Earnings Per Share (as defined below) and (ii) specified goals, in each case during 2012. Any awards must be certified and approved by the Compensation Committee (and the independent directors, in the case of any award payable to the Company's Chairman, President and Chief Executive Officer) and will be paid on or before March 15, 2013.

Additional terms of the Annual Incentive Plan are as follows:

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To ensure that any awards payable under the Annual Incentive Plan can be funded by the Company's earnings, no awards will be made unless the Company achieves certain threshold Incentive Earnings Per Share targets.

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“Incentive Earnings Per Share” equals the Company's diluted earnings per share for the fiscal year ending December 31, 2012, as reported in the Company's Annual Report on Form 10-K, adjusted to exclude non-recurring items that do not factor into ongoing earnings. The Incentive Earnings Per Share targets set forth in the Annual Incentive Plan have been established solely for purposes of measuring performance under the Annual Incentive Plan and have no effect on, and are not necessarily identical to, any earnings guidance that may be announced by the Company.

•
Awards are payable at threshold, target and maximum levels for the Company's named executive officers based upon a percentage of their respective January 1, 2012 base salaries. For the Company's Chairman, President and Chief Executive Officer, award opportunities under the Annual Incentive Plan range from 36% to 180%. Award opportunities range from 18% to 110% for the Company's Executive Vice President and Senior Vice Presidents, and from 14% to 70% for the Company's Vice Presidents. Actual awards under the Annual Incentive Plan (if any) will be determined as follows:

◦
The overall award pool will be determined based on the Company's actual Incentive Earnings Per Share during 2012. As noted above, if the Company does not achieve at least the threshold level of Incentive Earnings Per Share specified in the Annual Incentive Plan, no awards will be paid to the named executive officers regardless of the Company's achievement levels with respect to the corporate and business area goals specified pursuant to the Annual Incentive Plan. This award pool (if any) will be allocated to individual named executive officers by the Compensation Committee (each named executive officer's allocated amount of the award pool being his or her “Allocated Pool Amount”).

◦	The Compensation Committee will determine individual awards (if any) (each named executive officer's individual award being his or her “Individual Award Amount”) based on achievement levels with respect to the corporate and business area goals specified in the Annual Incentive Plan. For the Chairman, President and Chief Executive Officer, Executive Vice President and Senior Vice Presidents, individual awards will be based entirely on a corporate goals scorecard. For Vice Presidents, individual awards will be based on the corporate goals scorecard (weighted 60%) and a specific business area goals scorecard (weighted 40%).

◦	Each named executive officer would receive the lesser of his or her (i) Allocated Pool Amount or (ii) Individual Award Amount.

◦
The Annual Incentive Plan provides for the payment of partial or pro rata awards in certain events involving the hiring, departure, promotion, demotion or transfer of officers eligible to participate in the plan. In the event that the plan is modified (to reduce awards) following a change in control with respect to the Company, a minimum award is provided in certain instances.

Approval of 2012 Long-Term Incentive Plan

The Board approved the Company's 2012 Long-Term Incentive Plan (the “LTIP”), which provides for a three-year performance period that began on January 1, 2012 and will end on December 31, 2014 (the “LTIP Performance Period”). Pursuant to the LTIP, the Company's named executive officers are eligible to receive (following the conclusion of the LTIP Performance Period) performance share awards and time-vested restricted stock rights awards under the PEP. The total award opportunities available to the named executive officers under the LTIP are allocated as follows:

•
70% are allocated to performance share awards, which will be granted (if at all) based on the Company's level of attainment of a Relative TSR Goal and a FFO/Debt Ratio Goal (each as defined below) over the LTIP Performance Period; and

•
30% are allocated to time-vested restricted stock rights awards, which will be granted (if at all) depending on the named executive officer's position and base salary, as well as the discretion of the Compensation Committee, following the end of the LTIP Performance Period. Such restricted stock rights would vest 33% on the first anniversary of the grant date, 34% on the second anniversary of the grant date, and 33% on the third anniversary of the grant date.

Each named executive officer's performance share award opportunity (at threshold, target and maximum levels) is based on his or her January 1, 2012 base salary. For the Company's Chairman, President and Chief Executive Officer, the award opportunities range from 70% to 280%. For the Company's Executive Vice President, the award opportunities range from 35% to 140%. For the Company's Senior Vice Presidents, the award opportunities range from 26.25% to 119%. For the Company's Vice Presidents, the award opportunities range from 15.75% to 63%.

Award opportunities for the time-vested restricted stock rights component of the LTIP are 60% of base salary for the Chairman, President and Chief Executive Officer, 30% of base salary for the Executive Vice President, 22.5% to 25.5% of base salary for the Senior Vice Presidents, and 13.5% of base salary for the Vice Presidents, respectively.

As noted above, the Company's level of attainment (threshold, target or maximum) of each of the Relative TSR Goal and the FFO/Debt Ratio Goal over the LTIP Performance Period will determine each named executive officer's actual performance share award. Such goals are described below:

•
“Relative TSR Goal” refers to the Company's Total Shareholder Return (“TSR”) for the LTIP Performance Period as compared to the TSR of the other utilities included in the S&P 400 Mid-Cap Utility Index. For this purpose, TSR will be measured by comparing the average closing price of the Company's common stock (or the other applicable utility's common stock) for the 20 trading days immediately preceding the beginning of the LTIP Performance Period with the average closing price for the last 20 trading days of the LTIP Performance Period. TSR will be determined by adding any dividends paid by the Company (or other applicable utility) to the appreciation in value of the Company's (or other utility's) common stock.

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“FFO/Debt Ratio Goal” refers to the Company's funds from operations for the fiscal year ending December 31, 2014, divided by the Company's total debt outstanding (including any long-term leases and/or unfunded pension plan obligations) as of December 31, 2014. Funds from operations are equal to the Company's net cash flow from operating activities, as reported in the Company's Annual Report on Form 10-K, adjusted for certain items. The calculation is also intended to be consistent with Moody's Investors Service, Inc.'s calculation of the Company's FFO/Debt Ratio.

The Relative TSR Goal and FFO/Debt Ratio Goal (and related attainment levels) set forth in the LTIP have been established solely for purposes of measuring performance under the LTIP and have no effect on, and are not necessarily identical to, any earnings guidance that may be announced by the Company.

Approval of Special Performance-Based Retention Award for Chairman, President and Chief Executive Officer

On February 28, 2012, based on the recommendation of the Compensation Committee's independent consultant, the Compensation Committee recommended, and the independent directors approved, a special performance-based retention grant (the “Retention Grant”) to Patricia K. Collawn, the Company's Chairman, President and Chief Executive Officer. The Retention Grant is intended to reward Ms. Collawn for the Company's performance (based on the Company's improvement in TSR) and incentivize her to remain in her current position for an extended period of time.

Pursuant to the Retention Grant, Ms. Collawn is eligible to be granted 135,000 shares of the Company's common stock. If the Company achieves an annualized, compounded 5% increase in TSR as measured by the last 20 trading days of 2011 as compared to the last 20 trading days of 2014, 35,000 shares would be subject to accelerated vesting. If the Company achieves an annualized, compounded 5% increase in TSR as measured by the last 20 trading days of 2011 as compared to the last 20 trading days of 2016, 135,000 shares (less any shares that vested on an accelerated basis) would vest and be awarded to Ms. Collawn. All such shares would be issued under the PEP, and, with certain exceptions, Ms. Collawn must remain employed by the Company as of the applicable vesting dates to receive the grants described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: March 5, 2012	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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